Exhibit 10.2



                              REDEMPTION AGREEMENT
                              --------------------

     This Agreement is made November 1, 1996, by and between DEBORA BAINBRIDGE PHILLIPS (the "Seller") and SPECTRUM NATURALS, INC., a California corporation (the "Corporation").

                                    RECITALS
                                    --------

     WHEREAS Seller is the Owner of a 50% interest in an of the outstanding sham of Corporation by virtue of her community property interest in said shares with the sole shareholder of record of the Corporation, JETHREN PHILLIPS; and

     WHEREAS FURTHER such 50% interest comprises 5,000 shares of the common stock of the Corporation: and

     WHEREAS FURTHER Seller desires to sell all of her sham in the Corporation and the Corporation desires to buy all of her shares in the Corporation and the Corporation desires to purchase on the terms hereinafter set forth.

     The parties therefore agree as follows:

     1. Purchase Price. The Seller hereby sells and delivers to the Corporation and the Corporation hereby purchases from Seller, 5,000 shares of common stock of the Corporation for the sum of $1,621,716.00, subject to adjustment as hereinafter provided in this Agreement.

     2. Manner of Payment. Corporation shall pay the Seller for ha sham by delivering to the Seller, at Closing, a Promissory Note made by the Corporation, and dated as of the Closing Date, in the form of Exhibit "A" attached hereto and by this reference incorporated herein. Without limiting the foregoing said Promissory Note shall have a principal balance of $1,621,716.00 and shall bear interest at the rate of 7.8167% per annum for the first six months, 8% per annum, for the next eighteen months 10% for years 3 and 4, and 12% for years 5 and 6 and shall call for monthly payments of interest only on the principal balance from time to time outstanding. Principal shall be paid as follows:

         Two years from Closing Date - $621,716

         Three years from Closing Date - $250,000.00

         Four years from Closing Date - $250,000.00

         Five years from Closing Date - $250,000.00

         Six years from Closing Date - $250,000.00 at which time all sums are due.

     Said Note shall further contain a late penalty of 1% of any payment not made within 5 days of its due date. There shall be no pre-payment penalty, said Promissory Note shall be personally guaranteed by Jethren Phillips in a form substantially similar to Exhibit "A-1" attached hereto.

     3. Security for the Promissory Note.

     The Promissory Note shall be secured by a collateral assignment of a life insurance policy on the life of Jethren Phillips in an amount not less than 110 percent of the principal balance of the Promissory Note from time to time outstanding, which collateral assignment shall provide that the full proceeds thereof shall be applied, at the option of Payee, to satisfaction of said Promissory Note. Any such policy shall provide for 30 days prior written notice to assignee before cancellation or material change in coverage.

     As further security for the payment of the Promissory Note referred to in paragraph 2 the corporation, at Closing shall deposit with Belden, Abbey, Weitzenberg & Kelly as agent for Seller, all of the shares of the Corporation purchased hereunder, duly endorsed in blank for transfer. Corporation, at Closing, shall execute a Security/Pledge Agreement in the form of Exhibit "B" attached hereto and by this reference incorporated herein, which shall provide, among other things, that if the Corporation defaults in the payment of any sums due under the Promissory Note and such default continues unremedied beyond any cure provided for in said Promissory Note or Security Agreement, then the shares may, at Seller's request, be sold at public or private sale in accordance with the provisions of the California Commercial Code. The Security Agreement shall provide that so long as them is no default under the terms of the Promissory Note or Security Agreement, 1/3 of the pledged stock shall be released after the

                                       2.

$250,000 payment due 4 years from date and 1/3 following the $250,000 payment due 5 years from date, with all shares released upon payment in full of the Promissory Note.

     So long as the Corporation is not in default under this Agreement or the promissory note, it shall exercise and enjoy all of the rights accruing from the ownership of the shares. Notwithstanding. the foregoing, so long as any such Promissory Note is unpaid, the Corporation shall not issue any new or additional shares, except as provided for in this Agreement, incur any indebtedness, except in the regular course of business, or make any dividend or other distributions to its shareholders if the net worth of the Corporation after such distribution or dividend would be less than 90% of the net worth as shown on the financial statements of the Corporation on the date of execution of this agreement.

     4. Restrictions With Respect to Payment. If, at the time any payment is due on the Promissory Note, the Corporation does not have sufficient retained earnings, or Cannot otherwise meet the tests prescribed by the California Corporations Code (Section 500, et seq.) with respect to such payment, the Corporation shall take all reasonable actions to enable the Corporation to make such payment under the terms of such applicable code sections. If, notwithstanding such efforts, such payment cannot be made in its entirety, then partial payment shall be made to the extent allowable by the California Corporations Code. If the payment not made is a principal payment, then such non-payment shall not constitute a default under the Promissory Note and payment of such principal balance shall be deferred until the earlier of the date that the applicable provisions of the California Corporations Code can be met with respect to said deferred payment or the date of the next regularly scheduled principal payment. If the Corporation is unable to make both the regularly scheduled principal payment and the deferred principal payment when due, then such non-payment shall be deemed a default under the terms of the Promissory Note.

     5. Approval. The Corporation shall obtain approval from Corporation's lenders for the redemption provided for herein. The Promissory Note and the Corporation's obligations to pay thereunder shall at a times be subject to, and subordinate to, any terms and conditions of payment imposed by said lenders. Provided, however, that no new and additional restrictions shall be imposed after the Closing Date, which restrictions are not first agreed to in writing by Seller.

                                       3.

     6. Issuance of Additional Shares or Sale of Shares.

          A. If (a) the Corporation issues any additional shares, such that the remaining outstanding shares of Jethren Phillips, immediately after such new issuance, constitute 20% or low of the outstanding shares of the Corporation or
(b) Jethren Phillips, the sole remaining shareholder of the Corporation, sells, transfers or otherwise disposes of 80% or more of his shares of the corporation, then in that event, all sums due under the Promissory Note and under the Guaranty issued by Jethren Phillips shall become immediately due and payable.

          B. In the event that Jethren Phillips and/or the Corporation sell, transfer or issue shares of the Corporation such that after such transaction, Jethren Phillips' ownership of the outstanding shares of the Corporation (excluding those shares sold hereunder) constitutes 50% or less of the outstanding shares of the Corporation, then in that event, a sum equal to 50% of the net after tax proceeds of such transaction received by Jethren Phillips and/or the Corporation, shall be paid as against the sums due under the Promissory Note. Such payments shall be applied to the principal balance of the Note, but shall not otherwise alter the payment schedule thereunder except to the extent that such principal application results in the principal obligation being paid off, in full, under the payment schedule at an earlier date.

          C. In the event that Jethren Phillips individually, sells shares of the Corporation prior to the first payment being made on the Promissory Note, then in that event a sum equal to 40% of the net after tax proceeds of such transaction received by Jethren Phillips shall be paid as against the sums due under the Promissory Note up to the fall amount of the first payment due totaling $621,716.

          D. In the event that the Corporation issues additional shares prior to the time that the first principal payment is made under the Promissory Note, then in that event, the lesser of the amount of said first principal payment or 25% of the net proceeds of said issuance shall be immediately paid to Seller in satisfaction of the obligation for such first principal payment under the Promissory Note.

                                       4.

          E. In the event any other issuance of shares by the Corporation in circumstances other than as expressly provided for, in subsections A, B, C or D have there shall be a principal pay down on the Promissory Note of a sum as follows:

     Number of now shares issued/total numbers of shares outstanding including shares pledged and newly issued shares x total consideration received for shares issued, Such principal payment shall be applied against, and be prepayment of, principal installments due under said Note.

          F. At least 15 days prior to the issuance of any additional shares pursuant to the terms of this paragraph 6, Corporation shall provide written notice to Seller of intent to issue such shares. Such notice shall include all documentation relating to the issuance of the additional shares including, but not limited to, the total consideration to be received on account of such shares, Notice shall be given by personal delivery or by courier delivery (such as Federal Express) and shall be deemed completed 24 hours following the date of delivery to said courier service.

     7. General Release - Resignation. At Closing, the Corporation shall deliver to Seller an unconditional general release and the Seller shall deliver to the Corporation a general release which excepts therefrom the Corporation's obligations hereunder. Seller shall also submit a resignation, if applicable, as an officer and director of the Corporation.

     8. Representations of Seller. The Seller represents and warrants that she is the owner, free and clear of any encumbrances, of all of the shams in the Corporation sold and delivered by her hereunder.

     Seller is not aware of, nor has Seller incurred, any obligation in the name of the Corporation other than in the ordinary course of business and as disclosed on the financial books and records of the Corporation.

     9. Representations of the Corporation. Corporation represents and warrants that the execution and delivery of this Agreement by it has been duly authorized by proper corporate action, that the Promissory Note delivered by it to the Seller constitutes a valid binding and enforceable obligation of the Corporation in accordance with its terms and that the Corporation presently complies with all provisions of the California Corporations Code in conjunction with the redemption called for hereunder.

                                       5.

     10. Closing. This agreement shall be in effect for a period of one year from its date of execution and shall be of no force and effect after such one year period unless, during such one year period, either Jethren Phillips or Debora Phillips shall file an action for dissolution of their marriage in a court of competent jurisdiction. If such action is filed then the terms and conditions of this agreement shall control all issues of value and disposition of the 5,000 shares covered by this agreement and the terms of this agreement shall be incorporated into any Marital Settlement Agreement or court order dealing with division of property. In the event such action for Dissolution of Marriage shall be dismissed, this agreement shall be of no further force and effect.

     Nothing contained in this Agreement, not any actions taken hereunder, shall in any way change the character of any property of the parties as between separate or community nor shall any payments made or actions taken affect in any way any marital property rights, including the Tight to support, that the parties may otherwise have.

     Closing shall be at the offices of Abbey, Weitzenberg, Kelly, Nadler, Hoffman & Emery, 1105 North Dutton Avenue, Santa Rosa, California, not later than 180 days from the filing date of such Dissolution of Marriage action ("Closing Date").

     11. Adjustments for Taxes. It is contemplated between the parties to this Agreement that this redemption shall not be a taxable event for federal or California state income tax purposes. If at any time it shall be determined that a liability exists on the part of Seller for the payment of state or federal income taxes due to payments received pursuant to this Redemption Agreement then in addition to the amount to be paid under the promissory Note, the Corporation shall pay to Seller, in cash, an amount equal to any such additional state and/or federal income tax imposed on the payments made hereunder. Said payment shall be made within 60 days of assessment by such taxing entity of such additional tax due upon Seller. In the event the Corporation desires to contest the validity of such assessment, Corporation may do so at its sole cost and expense, and Seller agrees to cooperate in all reasonable respects in pursuing such process. During any such contest or appeal, Corporation shall either arrange for a stay of enforcement of any tax assessed or pay such assessed tax but in the event of success on such appeal shall be entitled to a refund of any such tax paid. The sums to be paid pursuant to this provision shall include all interest and penalties, if any, imposed in such assessment.

                                       6.

     12. Bonus Payment. After payment of all sums due under the Promissory Note, without the claim for taxes by any taxing agency occasioned thereby, Seller shall also be entitled, in addition to all other sums called for under the sums called for under the Promissory Note or under this Agreement, to a bonus payment of $306,642.00, Such contingent payment without interest, shall be payable, in cash, and shall be due December 31 of the fourth calendar year following the year in which the State and Federal Income Tax returns which reflect the last payment made under the Promissory Note or under this Agreement. By way of example, if the last payment is made in 2002 and the tax return reflecting such payment, after extension, is filed October 15, 2003, then the payment will be due December 31, 2007.

     13. Arbitration. Any controversy under this Agreement shall be settled by arbitration under the Commercial Rules of the American Arbitration Association to be administered through the San Francisco, California office. Any arbitration will be held in Sonoma County, California.

     14. Modification. This Agreement may not be modified or terminated orally and no modification or termination, shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

     15. Binding Effect. This Agreement shall be bind and inure to the benefit of the parties hereto, their personal representatives, successors and assigns.

     16. Entire Agreement. This Agreement supersedes all prior agreements between the parties relating to this subject matter, provided, however, that this Agreement is entered into in conditioned upon dissolution of marriage proceedings between Jethren Phillips and Debora Phillips and it is further contemplated that this Agreement, either in this form or, in substance, will be incorporated into a Marital Settlement Agreement or other orders of the court in conjunction with said dissolution of marriage proceeding.

     17. California Law. This Agreement shall be construed in accordance with the laws of the State of California.

                                       7.

     18. Attorneys Fees. In the event of litigation or arbitration to interpret or enforce the terms of this Agreement, the prevailing party will be entitled to their reasonable attorneys' fees and costs.

     19. Obligations of Corporation.

          (a) So long as the Promissory Note remains outstanding, Seller shall receive, at least quarterly, financial statements of Corporation.

          (b) Corporation shall indemnify, defend and hold Seller harmless from all debts, claims or liabilities arising from the transaction of business affairs by Corporation.

          (c) Seller shall be removed from all corporate obligations and gu4rantees of corporate obligations, except for S.B.A. guarantees if not possible, provided however that all efforts will be made to attempt such removal from the S.B.A. guarantee. Corporation agrees to indemnify, defend and hold Seller harmless (including attorneys' fees) from any claim arising from any corporate obligations and/or guarantees of corporate obligations.

     Executed this 1st day of November, 1996 at Santa Rosa, California.

                                            SPECTRUM NATURALS, INC.
                                            a California corporation

                                            By: /s/ Jethren P. Phillips
                                                --------------------------------
                                                "Corporation"

                                            Date: /s/ Debora Bainbridge Phillips
                                                  ------------------------------
                                                  DEBORA BAINBRIDGE PHILLIPS
                                                  "Seller"


                                       8.

                               GUARANTY AGREEMENT
                               ------------------

     1. For valuable consideration, the undersigned, Jethren Phillips (hereinafter called "Guarantor") unconditionally guarantees to Debora B. Phillips (hereinafter called "Obligee") the following obligation(s) of Spectrum Naturals, Inc. (hereinafter called "Obligor"): a) The payment of any And all indebtedness and performance of all obligations of Obligor to Obligee under the Pledge Agreement and Promissory Note dated June 6, 1997, in the principal sum of $1,621,716; and b) due performance of all terms of the Redemption Agreement dated November 1, 1996, The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of Obligor or any one or more of them, heretofore now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Obligor maybe liable individually or jointly with others, or whether recovery upon such obligation may be or hereafter become barred by any statute of limitations, or whether such obligation may be or hereafter become otherwise unenforceable.

     2. The obligations hereunder are joint and several and independent of the obligations of Obligor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Obligor or whether Obligor has been joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting his liability hereunder or the enforcement thereof.

     3. Guarantor authorizes Obligee, without notice or demand and without affecting their liability hereunder from time to time to (a) renew, compromise, extend, accelerate, or otherwise change the time for performance of, or otherwise change the terms of the obligation or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the performance of this guaranty or the obligation guaranteed, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Obligee in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors. Obligee may without notice assign this guaranty in whole or in part.

     4. Guarantor waives any right to require Obligee to (a) proceed against Obligor; (b) proceed against or exhaust any security held from Obligor, or (c) pursue any other remedy in Obligee's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Obligor or by reason of the cessation from any cause whatsoever of the liability of Obligor. Until all obligations of Obligor to Obligee shall have been fully performed, even though the extent of such performance is in excess of Guarantor's liability hereunder, Guarantor shall have no right of subrogation, and waive any right to enforce any remedy which Obligee now has or may hereafter have against Obligor, and waive any benefit of and any right to participate in, any security now or hereafter held by Obligee. Obligee may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, and, even though the foreclosure may destroy or diminish Guarantor's rights against Obligor, Guarantor shall be liable to Obligee for any part of the indebtedness remaining unpaid after the foreclosure. Guarantor waives all presentments, demands for performance, notices of top performance, protests, notices of protest notices of dishonor, and notices of acceptance of this guaranty and of the existence, creation, or incurring of new or additional obligations. Guarantor waives all rights and defenses arising out of an election of remedies by the Obligee, even though the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580(d) of the Code of Civil Procedure or otherwise.

     5. In addition to all liens upon, and rights of set-off against the moneys. securities, or other property of Guarantor has given to Obligee by law, Obligee shall have alien upon and a right of set-off against all moneys, securities, and other property of Guarantor now or hereafter in the possession of Obligee, whether held in a general or special account, or for safekeeping or otherwise; and every such lien and right of set-off may be exercised without demand upon or notice to Guarantor. No lieen or right of set-off shall be deemed to have been waived by any art or conduct on the part of Obligee, or by any neglect to exercise such right of set-off or to enforce such lien, or by any delay in so doing; and every right of set-off and lien shall continue in full force and effect until such right of set-off or lien is specifically waived or released by an instrument in writing executed by Obligor.

                                       2.

     6. Any indebtedness of Obligor now or hereafter hold by Guarantor is hereby subordinated to any indebtedness of Obligor to Obligee, and such indebtedness of Obligor to Guarantor if Obligee so requests shall be collected, enforced, and received by Guarantor as trustees for Obligee and held as security for performance of the obligation of Obligor to Obligee but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this guaranty.

     7. When any Obligor is a corporation or partnership, it is not necessary for Obligee to inquire into the powers of Obligor or the officers, directors, partners, or agents acting or purporting to act on their behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     8. Guarantor warrants and represents to Obligee, and acknowledges that in accepting this Guaranty Obligee is relying on such warranties and representations to be true, that this Guaranty is supported by full and sufficient consideration; that Guarantor's execution, delivery, and performance of this Guaranty have been duly authorized; that the provisions of this Guaranty constitute binding obligations of Guarantor enforceable in accordance with their respective terms; that Guarantor is a person or entity completely separate and distinct from Obligor, and that this Guaranty therefore is the totally separate and distinct guaranty of the obligations of Obligor by totally separate and distinct guarantors who are not in any respect or to any extent the Obligor under this Agreement.

     9. Guarantor agrees to pay reasonable attorney's fees and all other costs and expenses which may be incurred by Obligee in the enforcement of this guaranty.

     10. This Guaranty shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the undersigned Guarantor submits.

                                       3.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty on June 6, 1997.



                                                   /s/ Jethren Phillips
                                                   -----------------------------
                                                   JETHREN PHILLIPS

                                       4.

                                PLEDGE AGREEMENT
                                ----------------

     This Pledge Agreement is effective June 6, 1997, by and between SPECTRUM NATURALS, INC., a California corporation (hereinafter referred to as "Pledgor"), DEBORA B. PHILLIPS (hereinafter referred to as "Pledgee") and RICHARD W. ABBEY, Attorney at law (hereinafter referred to as "Escrow Holder").

     WHEREAS, Pledgor is indebted to Pledgee in the principal stun of One Million Six Hundred Twenty One Thousand Seven Hundred Sixteen ($1,621,716.00) pursuant to the terms of a Promissory Note of even date herewith (the "Obligation");

     WHEREAS, Pledgor has agreed to secure payment of the obligations as hereinbelow set forth;

     NOW, THEREFORE, IT IS AGREED as follows:

     1. Escrow Holder. The parties do hereby appoint and designate Richard W. Abbey as the Escrow Holder for purposes of this Agreement as hereinafter set forth. By execution of this Agreement, Escrow Holder agrees to act in accordance with the terms of this Agreement.

     2. Deposit of Stock. Concurrently with the execution of this Agreement, Pledgor shall deliver to Escrow Holder its certificates representing Five Thousand (5,000) shares of common stock of the Pledgor (the "stock"), attached to which certificate shall be a Stock Power endorsed by Pledgor. Thereafter, Escrow Holder shall hold said share certificate(s) and shall dispose of same in accordance with the terms and provisions of this Pledge Agreement By execution of this Agreement, Pledgor hereby grants to Pledgee a security interest in the stock as security for payment in full of the Obligation.

     3. Terms. Subject to release of shares as provided for in paragraph 7, Pledgor and Pledgee hereby mutually authorize Escrow Holder to keep and preserve said certificates in the possession of Escrow Holder, pending payment in full of the Obligation.

     4. Default. Time is of the essence of this Pledge Agreement. Any of the following events which are not cured within 10 days (or such longer cure period as specifically provided for in any subpart of this paragraph) after delivery of written notice by Pledgee to Pledgor, shall constitute events of default under this Agreement:

          A. Any failure to pay the full amount of any payment of principal, interest or other charges of the Obligation which are or may be secured hereby subject to the terms of the Promissory Note evidencing said payments.

          B. Any falsity of any representation by Pledgor herein or in any Agreement or document executed by the Pledgor.

          C. Pledgor's failure to comply with material non-monetary terms and conditions of the Obligation, said failure continuing for a period of thirty
(30) days after delivery of written notice by Pledgee to Pledgor; and

          D. Pledgor's breach or default of the material terms of the Redemption Agreement between Pledgor and Pledgee dated November 1, 1996.

          E. Breach or default of the material terms of the Guaranty made by Jethren Phillips dated June 6, 1997.

     Then and in any of such events of default, the entire principal and all accrued interest of the Obligation shall then or at any time thereafter, at the option of Pledgee, become immediately due and payable without notice or demand, and Pledgee shall have an immediate right to pursue all remedies provided by law and as set forth in this Pledge Agreement.

     5. Remedies. When an event of default occurs, Pledgee, or the holders of the Oblipti6n at the time of default may, at her option, at any time, without further notice, elect to declare the entire principal balance of the Obligation, together with interest accrued thereon, if any immediately due and payable, and Pledgee (or holder) shall have the rights and remedies, not in conflict with this Pledge Agreement, provided for in the Uniform Commercial Code in existence in the state of California as of the date of this Pledge Agreement, and to have the certificates held by the Escrow Holder transferred to Pledgee (or Holder), and Pledgee (or Holder) shall be entitled to all of the rights, preferences, privileges and benefits conferred upon the owner of such shares.

                                       2.

     Upon written notification from Pledgee (or Holder) to Escrow Holder of the occurrence of any such default and the election of Pledgee (or Holder) to take title and possession of said shares of stock under this Pledge Agreement, Escrow Holder shall forthwith deliver to Pledgee (or Holder) the certificates referred to hereinabove.

     6. Voting Rights and Dividends Prior to Default. So long as the certificates of stock are held by the Escrow Holder (and until the Pledgor's default in payment of any of the installments due under or default in the Obligation, or default in the terms of this Agreement), Pledgor shall retain full right to vote such stock for all purposes. So long as these certificates of stock continue to be held by the Escrow Holder, or until the Pledgor defaults in the Obligation, all dividends upon such stock payable in the form of additional stock of Pledgor, shall belong to Pledgor, but shall be delivered to the Escrow Holder as additional security for payment and performance of the Obligation. Pledgor shall be solely entitled to any cash dividends declared on such stock.

     7. Release of Shares. Upon written notification from Pledgee that the Obligation has been paid in full, the Escrow Holder shall deliver to Pledgor, together with all stock dividends received and held under this Agreement the certificates evidencing the shares and all obligations between Pledgor, Pledgee and Escrow Holder under this Agreement shall thereupon cease.

     So long as there is no default under the terms of this Pledge Agreement or the Obligation which it secures, one thousand six hundred sixty-seven (1,667) shares held pursuant hereto shall be released and delivered to Pledgor after the satisfactory payment of the Two Hundred Fifty Thousand Dollar ($250,000.00) principal payment due four years from the date of the Obligation, an additional one thousand six hundred sixty-seven (1,667) shares of stock held hereunder shall be, released and delivered to pledgor upon the satisfactory payment of the Two Hundred Fifty Thousand Dollar ($250,000.00) principal obligation due five
(5) years from the date of the Obligation.

     8. No  Obligation  or  Liability  of Escrow  Holder.  It is agreed that the
Escrow Holder has no obligation to collect, sue for or otherwise enforce collection of the Obligation. It is further agreed that the Escrow Holder shall in no case or event be liable for the failure of the conditions of this Pledge Agreement or damage caused by exercise of his discretion in any particular manner, or for any other reason, excepting only gross negligence or willful misconduct with reference to Escrow Holder's obligations under this Pledge Agreement.

                                       3.

     9. Pledgor's Warranties. Pledgor wan-ants and represents with respect to said shares that:

          A. Pledgor is the absolute owner of the respective shares;

          B. Said shares are not subject to any prior assignment, claim, lien or security interest, and Pledgor will not make any further assignment thereof or create any further security interest therein, nor permit Pledgor's right therein to be breached by attachment, levy, garnishment or other judicial process; and

          C. Any and all information, financial or otherwise, now or hereafter supplied to Pledgee by Pledgor, is true and correct.

     10. Further Assurances. Pledgor shall execute and deliver to Pledgee any additional agreements, assignments or documents that are necessary to effectuate the purpose of this Agreement.


     11. Successors. This Pledge Agreement shall be binding upon and &hall inure to the benefit of the parties hereto and their respective successors and assigns.

     12. Notices. All notices required to be given under this Agreement. or under provision of any applicable law of the state of California shall be sent certified mail, return receipt request to the addresses set forth below the signature lines to this Pledge Agreement.


     13. Indemnification. Pledgor hereby agrees to indemnify, defend and hold Pledgee free and harmless from. and against all damages, liabilities, costs or expenses (including reasonable attorney's fees and court costs) arising from or relating to Pledgee's security interest in the stock


     14. Costs. Any costs for the services of the Escrow Holder shall be paid by Pledgor.

                                       4.

     IN WITNESS WHEREOF, the parties hereto have signed their names on the day and year, indicated below.



Dated:  June 6, 1997                       "Pledgee"

                                           /s/ Debora B. Phillips
                                           -------------------------------------
                                           DEBORAH B. PHILLIPS

                                           -------------------------------------

                                           -------------------------------------


Dated:  June 6, 1997                       "Pledgor"


                                           SPECTRUM NATURALS, INC.
                                           a California Corporation

                                           By: /s/ Jethren Phillips
                                               ---------------------------------
                                               JETHREN PHILLIPS, CEO

                                           -------------------------------------

                                           -------------------------------------



Dated:  June 6, 1997                       "Escrow Holder"

                                           /s/ Richard W. Abbey
                                           -------------------------------------
                                           RICHARD W. ABBEY
                                           P.O. Box 1566
                                           Santa Rosa, CA  95402-1566



                                       5.

                                 PROMISSORY NOTE
                                 ---------------

June 6, 1997
Santa Rosa, California

For value received receipt of which is hereby acknowledged, Spectrum Naturals, Inc., a California corporation hereby promises to pay to Debora Bainbridge Phillips, or order, at such place as designated by the holder hereunder, the principal sum of $1,621,716 together with interest thereon as hereinafter provided and in installments as hereinafter provided.

     The outstanding principal balance shall bear interest at the rate of 7.8167% for the fast six months; thereafter at the rate of 8% percent per annum for the next eighteen months; thereafter on the second anniversary of this note, the interest rate shall be adjusted and the then outstanding principal balance shall bear interest at the rate of 10 percent per annum for years three and four and thereafter shall be further adjusted an the fourth anniversary such that the outstanding principal balance shall bear interest at the rate of 12 percent per annum for years five and six. Interest on the principal balance from time to time outstanding shall be paid in monthly installments of interest only on the fifth day of each month. In addition to said interest payments, principal shall be paid in as follows:

         Two years from the date of this Note -- $621,716;
         Three years from the date of this Note -- S250,000.00;
         Four years from the date of this Note -- $250,000.00;
         Five years from the date of this Note - $250,000.00;
         Six years from the date of this Note, all principal and accrued interest shall be due and payable in full.

     In the event that any payment of principal or interest shall not be made within five (5) days of its due date, there shall also be due a late payment fee equal to one percent of the payment of principal or interest not made when due. This Promissory Note may by prepaid in whole or in part at any time without penalty.

     Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived.

     All payments shall be in the lawful money of the United States. Any payment received shall be applied first to interest outstanding and then to reduction of principal. In the event that any payment of principal or interest shall not be made when due and a period of ten (10) days shall have past from written notice of such nonpayment without cure, then the holder of this Note may, without further notice, declare the entire principal and interest due and payable.

     In the event that any action is initiated to enforce or interpret the terms of this Agreement, and the prevailing party of such litigation shall be entitled to recover, as an element of cost of such a litigation, the reasonable attorneys' fees.

     This Note is secured by a pledge of stock pursuant to the term of the Pledge Agreement of even date herewith, and is further personally guaranteed by Jethren Phillips.

     Any default under the terms of the Redemption Agreement dated November 1, 1996, pursuant to which this Note is issued or the Pledge Agreement or Personal Guaranty of Jethren Phillips shall also constitute a default under this Promissory Note and a default hereunder shall, likewise, constitute a default under said agreements.

     Any notice to be given hereunder shall be deemed to be effective on the third day following deposit of such notice in the United States mail postage prepaid, first-class, return receipt requested and directed to parties at the addresses set forth below:

                              Spectrum Naturals, Inc.
                                133 Copeland Street
                                Petaluma, CA 94952
                            Debora Bainbridge Phillips

                                              Spectrum Naturals, Inc.

                                              By:  /s/ Jethren Phillips
                                                   -----------------------------